Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2006, accompanying the consolidated financial statements included in the Annual Report of Hercules Offshore, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hercules Offshore, Inc. on Form S-8 (File No. 333-129344 effective October 31, 2005).

/s/ GRANT THORNTON LLP

Houston, Texas

February 24, 2006